UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2026

Hemab Therapeutics Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-43250	41-4241952
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Main Street, Suite 1220 Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 553-3952

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	COAG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 4, 2026, Hemab Therapeutics Holdings, Inc. (the “Company”) filed a restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering of common stock (the “IPO”). The Company’s board of directors and stockholders previously approved the Restated Certificate to be filed in connection with, and to be effective upon, the closing of the IPO.

The Restated Certificate amends and restates the Company’s amended and restated certificate of incorporation, as amended in its entirety to, among other things: (i) increase the authorized number of shares of common stock to 400,000,000 shares; (ii) eliminate all references to the previously existing series of preferred stock; (iii) authorize 5,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series; (iv) establish a classified board of directors, divided into three classes, each of whose members will serve for staggered three-year terms; (v) provide that directors may be removed from office only for cause and only by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Company entitled to vote in the election of directors; (vi) provide that any vacancy on the Company’s board of directors, however occurring, may be filled only by vote of a majority of directors then in office; (vii) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting of stockholders and to call special meetings of stockholders; (viii) provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for any action asserting an internal corporate claim as defined in Section 115 of the General Corporation Law of the State of Delaware, provided, however, that such choice of forum provision shall not apply to claims arising under the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any other claim for which the federal courts have exclusive jurisdiction; and (ix) provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for any claims not covered in clause (viii) that are brought by stockholders, when acting in their capacity as stockholders or in the right of the Company, and that relate to the business of the Company, the conduct of its affairs, or the rights or powers of the Company or its stockholders, directors or officers, including without limitation claims arising under the Securities Act, the Exchange Act and any other applicable claims for which the federal courts have exclusive jurisdiction.

The foregoing description of the amendments made by the Restated Certificate is qualified in its entirety by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On May 4, 2026, in connection with the closing of the IPO, the amended and restated bylaws of the Company (the “Amended and Restated Bylaws”), which were previously approved by the Company’s board of directors and stockholders, became effective upon the closing of the IPO. The Amended and Restated Bylaws amend and restate the Company’s bylaws in their entirety to, among other things: (i) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting; (ii) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (iii) establish procedures relating to the nomination of directors; and (iv) conform to the provisions of the Restated Certificate.

The foregoing description of the amendments made by the Amended and Restated Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01.	Other Events.

On May 4, 2026, the Company completed its IPO of 19,262,500 shares of its common stock, which includes the exercise in full by the underwriters of their option to purchase 2,512,500 additional shares of common stock, at a public offering price of $18.00 per share. The gross proceeds to the Company from the IPO were $346.7 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Hemab Therapeutics Holdings, Inc.

3.2	Amended and Restated Bylaws of Hemab Therapeutics Holdings, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMAB THERAPEUTICS HOLDINGS, INC.

Date: May 4, 2026	By:	/s/ Benny Sørensen, M.D., Ph.D.
	Name:	Benny Sørensen, M.D., Ph.D.
	Title:	President and Chief Executive Officer